Exhibit 107

EX-FILING FEES

Calculation of Filing Fee Tables

Form S-4

(Form Type)

INFINT Acquisition Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title (1)	Fee Calculation or Carry Forward Rule	Amount Registered (2)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee (5)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	New Seamless ordinary shares (3)	457(c), 457(f)(1)	15,417,511	$10.62	$163,733,967	(4)	0.0000927	$15,178
	Equity	New Seamless warrants to purchase ordinary shares (6)	457(c), 457(f)(1)	17,807,732	$0.0725	$1,291,061	(7)	0.0000927	$120
	Equity	New Seamless ordinary shares issuable upon exchange of New Seamless warrants (8)	457 (g)	17,807,732	$11.50	$204,788,918	(9)	0.0000927	$18,984
Carry Forward Securities
Carry Forward Securities	-	-	-	-		-				-	-	-	-
	Total Offering Amounts					$369,813,946		0.0000927	$34,282
	Total Fees Previously Paid								43,511
	Total Fee Offsets								-
	Net Fee Due								$0

(1)	As used herein, “New Seamless” refers to INFINT Acquisition Corporation (“INFINT”) under its new corporate name after the consummation of the Business Combination (as defined in the proxy statement/prospectus).
(2)	Pursuant to Rule 416(a) promulgated under the U.S. Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions.
(3)	The number of ordinary shares, $0.0001 per share, of New Seamless (“New Seamless ordinary shares”) that is being registered is based upon an estimate of the sum of (a) the maximum number of Class A ordinary shares, par value $0.0001 per share, of INFINT that were sold as part of the units in INFINT’s initial public offering and will be outstanding immediately prior to the Business Combination and (b) the maximum number of shares of Class B ordinary shares, par value $0.0001 per share of INFINT that were sold to the Sponsor and other initial shareholders and will be outstanding immediately prior to the Business Combination.
(4)	Pursuant to Rules 457(c) and 457(f)(1) promulgated under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price is an amount calculated as the product of (i) 15,417,511 ordinary shares, the estimated maximum number of INFINT ordinary shares immediately prior to the Business Combination, and (ii) $10.62, the average of the high and low trading prices of the INFINT ordinary shares on April 13, 2023, which date is within five business days prior to filing this Registration Statement, in accordance with Rule 457(c) and Rule 457(f)(1).
(5)	Calculated pursuant to Rule 457 promulgated under the Securities Act by determining the product of (i) the proposed maximum aggregate offering price and (ii) 0.0000927.
(6)	Represents (i) 10,010,890 warrants to acquire ordinary shares that were sold as part of the units in INFINT’s initial public offering and (ii) 7,796,842 warrants to acquire ordinary shares that were sold to the Sponsor in a private placement. All such warrants will continue as warrants to acquire New Seamless ordinary shares.
(7)	Pursuant to Rules 457(c) and 457(f)(1) promulgated under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price is an amount equal to the product of (i) 17,807,732 warrants, the estimated maximum number of INFINT warrants outstanding immediately prior to the Business Combination, and (ii) $0.0725, the average of the high and low trading prices of the warrants of INFINT on April 13, 2023, which date is within five business days prior to filing this Registration Statement, in accordance with Rule 457(c) and Rule 457(f)(1).
(8)	Represents New Seamless ordinary shares issuable upon the exercise of New Seamless warrants.
(9)	Pursuant to Rule 457(g) promulgated under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price is an amount equal to the product of (i) 17,807,732 ordinary shares of New Seamless, the estimated maximum number of ordinary shares of New Seamless that may be issued upon exercise of New Seamless warrants, and (ii) $11.50, the exercise price of the New Seamless warrants.